                                                                     EXHIBIT 2.1


                                                                  EXECUTION COPY


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                          SECURITIES PURCHASE AGREEMENT



                                 BY AND BETWEEN



                              MICRO INVESTMENT, LLC

                                       AND

                            MICRO THERAPEUTICS, INC.

                                  MAY 25, 2001


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

                                TABLE OF CONTENTS

SECTION 1.    PURCHASE AND SALE OF SECURITIES...............................................................1
    1.1.      First Issuance of Common Stock................................................................1
    1.2.      Second Issuance of Common Stock...............................................................2
    1.3.      Closings and Closing Dates....................................................................3
    1.4.      Guarantee.....................................................................................4

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................4
    2.1.      Corporate Organization........................................................................4
    2.2.      Subsidiaries..................................................................................5
    2.3.      Capitalization................................................................................5
    2.4.      Corporate Proceedings, etc....................................................................6
    2.5.      Consents and Approvals........................................................................6
    2.6.      Absence of Defaults, Conflicts, etc...........................................................6
    2.7.      Reports and Financial Statements..............................................................7
    2.8.      Absence of Certain Developments...............................................................7
    2.9.      Compliance with Law...........................................................................8
    2.10.     Litigation....................................................................................9
    2.11.     Material Contracts............................................................................9
    2.12.     Absence of Undisclosed Liabilities............................................................9
    2.13.     Change in Ownership...........................................................................9
    2.14.     Employees....................................................................................10
    2.15.     Tax Matters..................................................................................10
    2.16.     Employee Benefit Plans.......................................................................11
    2.17.     Intellectual Property........................................................................11
    2.18.     Software.....................................................................................13
    2.19.     Title to Tangible Assets.....................................................................13
    2.20.     Condition of Properties......................................................................13
    2.21.     Insurance....................................................................................14
    2.22.     Transactions with Related Parties............................................................14
    2.23.     Interest in Competitors......................................................................14
    2.24.     Registration Rights..........................................................................14
    2.25.     Private Offering.............................................................................15
    2.26.     Brokerage....................................................................................15
    2.27.     Illegal or Unauthorized Payments; Political Contributions....................................15
    2.28.     Takeover Statute; Rights Plan................................................................15
    2.29.     Nasdaq Compliance............................................................................16
    2.30.     Reporting Status.............................................................................16
    2.31.     No Manipulation of Stock.....................................................................16
    2.32.     Accountants..................................................................................16
    2.33.     Transfer Taxes...............................................................................16
    2.34.     Investment Company...........................................................................16
    2.35.     Listing......................................................................................16
    2.36.     Material Facts...............................................................................17


                                (i)

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF THE INVESTOR...............................................17

SECTION 4.    ADDITIONAL AGREEMENTS OF THE PARTIES.........................................................18
    4.1.      Resale of Securities.........................................................................18
    4.2.      Covenants Pending Closing....................................................................18
    4.3.      Further Assurance............................................................................19
    4.4.      Board Nominees...............................................................................19
    4.5.      Subscription Right...........................................................................19
    4.6.      Indemnity....................................................................................21
    4.7.      Consents and Approvals; Proxy; Hart-Scott Filings............................................22
    4.8.      Use of Proceeds..............................................................................22
    4.9.      Investor Consents............................................................................23
    4.10.     Takeover Statute.............................................................................23
    4.11.     Rights Agreement Inapplicable................................................................23
    4.12.     No Solicitation..............................................................................23
    4.13.     Registration Rights..........................................................................25
    4.14.     Registration and Listing.....................................................................26
    4.15.     Employee Matters.............................................................................26

SECTION 5.    INVESTOR's CLOSING CONDITIONS................................................................27
    5.1.      Representations and Warranties...............................................................27
    5.2.      Compliance with Agreement....................................................................27
    5.3.      Injunction...................................................................................27
    5.4.      Counsel's Opinion............................................................................27
    5.5.      Adverse Development..........................................................................28
    5.6.      Voting Agreement.............................................................................28
    5.7.      Directors....................................................................................28
    5.8.      Bylaws.......................................................................................28
    5.9.      Listing of the Shares........................................................................28
    5.10.     Nasdaq Trading...............................................................................28
    5.11.     Consents and Approvals; Hart-Scott...........................................................29
    5.12.     Liens........................................................................................29
    5.13.     Officer's Certificate........................................................................29
    5.14.     Secretary's Certificate......................................................................29
    5.15.     Approval of Proceedings......................................................................29

SECTION 6.    COMPANY CLOSING CONDITIONS...................................................................30
    6.1.      Representations and Warranties...............................................................30
    6.2.      Compliance with Agreement....................................................................30
    6.3.      Investor's Certificates......................................................................30
    6.4.      Injunction...................................................................................30
    6.5.      Consents and Approvals; Hart Scott...........................................................30

SECTION 7.    COVENANTS....................................................................................31
    7.1.      Financial and Business Information...........................................................31
    7.2.      Inspection...................................................................................32


                                (ii)

    7.3.      Confidentiality..............................................................................32
    7.4.      Conduct of Business and Maintenance of Existence.............................................32
    7.5.      Compliance with Laws.........................................................................32
    7.6.      Insurance....................................................................................33
    7.7.      Keeping of Books.............................................................................33
    7.8.      Lost, etc. Certificates Evidencing Shares (or Shares of Common Stock); Exchange..............33

SECTION 8.    INTERPRETATION OF THIS AGREEMENT.............................................................33
    8.1.      Terms Defined................................................................................33
    8.2.      Accounting Principles........................................................................37
    8.3.      Directly or Indirectly.......................................................................37
    8.4.      Governing Law................................................................................37
    8.5.      Paragraph and Section Headings...............................................................38

SECTION 9.    MISCELLANEOUS................................................................................38
    9.1.      Notices......................................................................................38
    9.2.      Expenses and Taxes...........................................................................38
    9.3.      Reproduction of Documents....................................................................39
    9.4.      Termination and Survival.....................................................................39
    9.5.      Successors and Assigns.......................................................................39
    9.6.      Entire Agreement; Amendment and Waiver.......................................................39
    9.7.      Severability.................................................................................40
    9.8.      Limitation on Enforcement of Remedies........................................................40
    9.9.      Counterparts.................................................................................41


Exhibit A     Certificate of Incorporation
Exhibit B     Bylaws
Exhibit C     Registration Rights Provisions
Exhibit D     Opinion of Stradling Yocca Carlson & Rauth
Exhibit E     Voting Agreement


                                     (iii)

                            MICRO THERAPEUTICS, INC.

                          SECURITIES PURCHASE AGREEMENT

                            DATED AS OF MAY 25, 2001

TO THE INVESTOR WHOSE NAME APPEARS
  ON THE SIGNATURE PAGE HERETO


Ladies and Gentlemen:

     Micro Therapeutics, Inc., a Delaware corporation (the "Company"), hereby agrees with Micro Investment, LLC (the "Investor") as follows:

SECTION 1. PURCHASE AND SALE OF SECURITIES

     1.1. First Issuance of Common Stock

     (a) Initial First Closing Shares. Subject to the terms and conditions set forth in this Agreement and to the conditions set forth in Section 1.3(a), and in reliance upon the Company's and the Investor's representations set forth below, on the First Closing Date (as defined below), the Company shall sell to the Investor, and the Investor shall purchase from the Company, the number of shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), set forth on Schedule 1.1(a) (collectively, the "Initial First Closing Shares") at the aggregate cash purchase price(the "Initial First Closing Purchase Price") set forth thereon. The sale and purchase of the Initial First Closing Shares shall be effected on the First Closing Date by the Company executing and delivering to the Investor, duly registered in the Investor's name or in the name of its nominee or other designee designated in writing to the Company at least one day prior to the First Closing Date, a duly executed stock certificate evidencing the Initial First Closing Shares being purchased by it, against delivery by the Investor to the Company of the Initial First Closing Purchase Price, by wire transfer of immediately available funds to such account as the Company shall designate in writing.

     (b) Additional First Closing Shares. No later than the third Business Day following the expiration of the Existing Preemptive Rights in accordance with their terms or the Company's receipt of notice as to the number of shares with respect to which the Existing Preemptive Rights will be exercised, the Company shall sell to the Investor, and the Investor shall purchase from the Company, such portion (if any) of the number of shares set forth on Schedule 1.1(b) as shall not have been purchased in connection with the First Closing pursuant to the Existing Preemptive Rights (the "Additional First Closing Shares"), at a cash purchase price equal to $3.75 per share (the aggregate purchase price paid for the Additional First Closing Shares, the "Additional First Closing Purchase Price"). The sale and purchase of the Additional First Closing Shares, if any, shall be effected by the Company executing and delivering to the Investor, duly registered in the Investor's name or in the name of its nominee or other designee designated in writing to the Company, a duly executed stock certificate evidencing the Additional First Closing Shares being purchased by it, against delivery by the Investor to the Company of the Additional First Closing Purchase Price, by wire transfer of immediately available funds to such account as the Company shall designate in writing. "First Closing Shares" means the aggregate of the Initial First Closing Shares and the Additional First Closing Shares, if any. "First Closing Purchase Price" means the aggregate of the Initial First Closing Purchase Price and the Additional First Closing Purchase Price, if any.

     1.2. Second Issuance of Common Stock

     (a) Subject to the terms and conditions set forth in this Agreement and to the conditions set forth in Section 1.3(b), and in reliance upon the Company's and the Investor's representations set forth below, on the Second Closing Date (as defined below), the Company shall sell to the Investor, and the Investor shall purchase from the Company, the number of shares of its Common Stock set forth on Schedule 1.2 (the "Original Second Closing Shares," and together with First Closing Shares and the Additional Second Closing Shares (as defined below), if any, the "Shares") at the aggregate cash purchase price (the "Original Second Closing Purchase Price," and together with the First Closing Purchase Price and the Additional Second Closing Purchase Price (as defined below), if any, the "Purchase Price") set forth thereon. "Second Closing Shares" means the aggregate of the Original Second Closing Shares and the Additional Second Closing Shares, if any. "Second Closing Purchase Price" means the aggregate of the Original Second Closing Purchase Price and the Additional Second Closing Purchase Price, if any.

     (b) Notwithstanding the foregoing, in the event that any of the Existing Preemptive Rights are exercised, or in the event that any rights, options, warrants or convertible securities are exercised or converted prior to the Second Closing Date such that the Investor would hold less than fifty and twenty-four hundredths percent (50.24%) of the total Common Stock of the Company outstanding as of the Second Closing Date after giving effect to the purchases and sales of the First Closing Shares and Original Second Closing Shares as provided above, then:

          (i) the number of Second Closing Shares shall be increased (such additional Second Closing Shares, the "Additional Second Closing Shares") such that, taking into account any additional Existing Preemptive Rights with respect to such Additional Second Closing Shares, immediately following the Second Closing Date the Investor shall hold a number of shares of Common Stock of the Company equal to fifty and twenty-four hundredths percent (50.24%) of the total Common Stock of the Company then outstanding;

          (ii) the aggregate Second Closing Purchase Price shall be increased (such increase, the "Additional Second Closing Purchase Price") in an amount equal to the Second Closing Per Share Price multiplied by the number of Additional Second Closing Shares. The "Second Closing Per Share Price" means the price per Second Closing Share such that the aggregate Purchase Price, divided by the aggregate number of Shares, equals $5.56; and

          (iii) subject to the terms and conditions set forth in this Agreement and to the conditions set forth in Section 1.3(b), and in reliance upon the Company's and the Investor's representations set forth below, on the Second Closing Date (as defined below), the Company shall sell to the Investor, and the Investor shall purchase from the Company, the Additional Second Closing Shares at the Additional Second Closing Purchase Price.

     (c) The sale and purchase of the Second Closing Shares shall be effected on the Second Closing Date by the Company executing and delivering to the Investor, duly registered in the Investor's name or in the name of its nominee or other designee designated in writing to the Company at least one day prior to the Second Closing Date, a duly executed stock certificate evidencing the Second Closing Shares being purchased by it, against delivery by the Investor to the Company of the Second Closing Purchase Price by wire transfer of immediately available funds to such account as the Company shall designate in writing.

     (d) Assuming that no rights (other than the Existing Preemptive Rights), options, warrants or convertible securities are exercised or converted prior to the Second Closing Date, in no event will the Second Closing Per Share Price be less than $5.92 or greater than $6.00. By way of illustration:

          (i) if the Existing Preemptive Rights are exercised in full (and there are no other rights, options, warrants or convertible securities are exercised or converted prior to the Second Closing Date), then the number of Additional Second Closing Shares shall be 1,120,608; the number of Second Closing Shares shall be 9,212,307 (i.e., the sum of the Original Second Closing Shares and the Additional Second Closing Shares); the number of Shares shall be 11,040,986; the Second Closing Per Share Price shall be $5.92 (i.e., the Second Closing Per Share Price resulting in the aggregate Purchase Price divided by the aggregate number of Shares equaling $5.56, or $61,394,403.69/11,040,986 = $5.56); and

          (ii) if the Existing Preemptive Rights are not exercised (and there are no other rights, options, warrants or convertible securities are exercised or converted prior to the Second Closing Date), then the number of Additional Second Closing Shares shall be zero; the number of Second Closing Shares shall be 8,091,699 (i.e., the number of Original Second Closing Shares); the number of Shares shall be 10,078,314; the Second Closing Per Share Price shall be $6.00 (i.e., the Second Closing Per Share Price resulting in the aggregate Purchase Price divided by the aggregate number of Shares equaling $5.56, or $56,000,000.25/10,078,314 = $5.56).

     1.3. Closings and Closing Dates

     (a) First Closing. The closing of the transactions contemplated by Section 1.1(a) (the "First Closing") shall take place at 10:00 A.M., New York City time, on the third Business Day following the date on which the last to be fulfilled or waived of the conditions set forth in Section 5 and Section 6 hereof pertaining to the First Closing Date shall have been fulfilled or waived in accordance with this Agreement, or on such earlier date as may be mutually agreed by the Company and the Investor (the "First Closing Date"), at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York, or such other location as the Investor and the Company shall mutually select.

     (b) Additional First Closing. The closing of the transactions contemplated by Section 1.1(b) (the "Additional First Closing") shall take place at 10:00 A.M., New York City time, on the date specified therein (the "Additional First Closing Date"), at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York, or such other location as the Investor and the Company shall mutually select. All conditions that must be fulfilled or waived on or prior to the First Closing must be fulfilled or waived on or prior to the Additional First Closing.

     (c)  Second Closing. The closing of the transactions contemplated by
Section 1.2 (the "Second Closing" and, together with the First Closing, the "Closings" and each, a "Closing") shall take place at 10:00 A.M., New York City time, on the third Business Day following the date on which the last to be fulfilled or waived of the conditions set forth in Section 5 and Section 6 hereof pertaining to the Second Closing Date shall have been fulfilled or waived in accordance with this Agreement, or on such earlier date as may be mutually agreed by the Company and the Investor (the "Second Closing Date"), at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York, or such other location as the Investor and the Company shall mutually select.

     1.4. Guarantee

     Warburg, Pincus Equity Partners, L.P. hereby guarantees the obligation of the Investor, in accordance with the terms of this Agreement, to purchase the Shares from the Company and to pay the Purchase Price therefor.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Investor that, except as set forth on the correspondingly numbered section of the Disclosure Schedule delivered to the Investor in connection herewith or as disclosed in the Company SEC Reports (as defined herein) filed prior to the date hereof:

     2.1. Corporate Organization

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Attached hereto as Exhibits A and B, respectively, are true and complete copies of the Certificate of Incorporation and Bylaws of the Company, as amended through the date hereof (collectively, the "Organizational Documents").

     (b) The Company has all requisite power and authority and has all necessary approvals, licenses, permits and authorization to own its properties and to carry on its business as now conducted. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     (c) The Company has filed all necessary documents to qualify to do business as a foreign corporation in, and the Company is in good standing under the laws of each jurisdiction in which the conduct of the Company's business or the nature of the property owned requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, assets, liabilities, profits, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect").

     2.2. Subsidiaries

     The Company has no Subsidiaries and no interests or investments in any partnership, trust or other entity or organization. Each company listed on
Schedule 2.2 that is a Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or equity.

     2.3. Capitalization

     (a) On the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of its Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), consisting of 170,000 shares which have been designated as Series A Preferred Stock. The issued and outstanding shares of capital stock of the Company consists of 9,982,989 shares of Common Stock, and no shares of Preferred Stock.

     (b) All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Upon issuance, sale and delivery as contemplated by this Agreement, and with respect to the Second Closing Shares, approval by the requisite vote of the stockholders of the Company, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company, free and clear of any and all security interests, pledges, liens, charges, claims, options, restrictions on transfer, preemptive or similar rights, proxies and voting or other agreements, or other encumbrances of any nature whatsoever, except for those provided for herein and other than restrictions on transfer imposed by federal or state securities laws.

     (c) Except for the conversion rights which attach to the warrants, options and convertible securities which are listed on Schedule 2.3, on the Closing Dates, there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion, exchange or exercise of any security of the Company or any Subsidiary nor will there be any rights, options, calls or warrants outstanding or other agreements to acquire shares of Common Stock nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares. Except as set forth on Schedule 2.3, (i) no stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company, (ii) no stockholder of the Company has any rights, contractual or otherwise, to designate members of the Company's Board of Directors, other than in accordance with the

DGCL, and (iii) there are no stockholder, voting or other agreements relating to the rights and obligations of the Company's stockholders.

     2.4. Corporate Proceedings, etc.

     The Company has authorized the execution, delivery, and performance of this Agreement and each of the transactions and agreements contemplated hereby. No other corporate action (other than the approval by the requisite vote of the stockholders of the Company with respect to the Second Closing Shares) is necessary to authorize such execution, delivery and performance of this Agreement, and upon such execution and delivery this Agreement shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. The Company has authorized the issuance and delivery of the Shares in accordance with this Agreement (subject to the approval by the requisite vote of the stockholders of the Company with respect to the Second Closing Shares).

     2.5. Consents and Approvals

     The execution and delivery by the Company of this Agreement, the issuance of any of the Shares, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby do not require the Company or any of its Subsidiaries to obtain any consent, approval, clearance or action of, or make any filing, submission or registration with, or give any notice to, any Person or judicial authority.

     2.6. Absence of Defaults, Conflicts, etc.

     (a) The execution and delivery of this Agreement by the Company does not, and the fulfillment of the terms hereof by the Company, and the issuance, sale and delivery of the Shares will not, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the modification of, or permit the acceleration of rights under or termination of, any material Contract of the Company or any of its Subsidiaries (collectively the "Key Agreements and Instruments"), or the Organizational Documents, or (subject to the approval by the requisite vote of the Company's stockholders with respect to the Second Closing) any law, ordinance, standard, judgment, rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Company or any of its Subsidiaries or over their respective properties or businesses.

     (b) Neither the Company nor any of its Subsidiaries is in default under or in violation of (and no event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under) (i) the Organizational Documents, (ii) any Key Agreement and Instrument, (iii) any license, permit or authorization to which the Company or any Subsidiary is a party or by which any of them may be bound or (iv) any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality except, in the case of clause (ii), for defaults or violations which would not have a Material Adverse Effect.

     2.7. Reports and Financial Statements

     The Company has furnished the Investor with true and complete copies of the Company's (i) Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1998, December 31, 1999 and December 31, 2000, as amended, as filed with the SEC, (ii) Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, as filed with the SEC, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) held since January 1, 1999, and (iv) all other reports filed with or registration statements declared effective by the SEC since January 1, 1999, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company was required to file with the SEC since that date (clauses (i) through (iv) being referred to herein collectively as the "Company SEC Reports"). The Company has timely made all filings required under the Exchange Act during the 12 months preceding the date of this Agreement. As of their respective dates, the Company SEC Reports were duly filed and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements of the Securities Act and with the published rules and regulations of the SEC with respect thereto. The financial statements included in the Company SEC Reports (i) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto), (ii) present fairly, in all material respects, the financial position of the Company and its Subsidiaries as at the dates thereof and the results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and (iii) are in all material respects in accordance with the books of account and records of the Company except as indicated therein.

     2.8. Absence of Certain Developments

     Since December 31, 2000, there has been no (i) change or event which could reasonably be expected to have a Material Adverse Effect, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (iii) issuance of capital stock (other than pursuant to the exercise of options, warrants, or convertible securities outstanding at such date) or options, warrants or rights to acquire capital stock (other than the rights granted to the Investor hereunder), (iv) material loss, destruction or damage to any property of the Company or any Subsidiary, whether or not insured, (v) acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness, (vi) labor trouble involving the Company or any Subsidiary or any material change in their personnel or the terms and conditions of employment, (vii) waiver of any valuable right in favor of the Company or any Subsidiary, (viii) loan or extension of credit to any officer or employee of the Company or any Subsidiary or (ix) acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company or any Subsidiary otherwise than for fair value in the ordinary course of business.

     2.9. Compliance with Law

     (a) Neither the Company nor any of its Subsidiaries is in material violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation laws or regulations relating to the environment or to occupational health and safety, and no material expenditures are or will be required in order to cause its current operations or properties to comply with any such law, ordinances, governmental rules or regulations.

     (b) The Company and its Subsidiaries have all licenses, permits, franchises or other governmental authorizations necessary to the ownership of their property or to the conduct of their respective businesses, which if violated or not obtained might have a Material Adverse Effect. Neither the Company nor any Subsidiary has finally been denied any application for any such licenses, permits, franchises or other governmental authorizations necessary to its business.

     (c) The Company and its Subsidiaries manufacture and distribute and for the past three years have manufactured and have distributed their products in all material respects in accordance with all applicable rules and regulations of the United States Food and Drug Administration ("FDA") (including the "Good Manufacturing Practices" and the "Medical Device Reporting" regulations) and the Company's quality control procedures in effect at the time of manufacture. All of the products currently sold by the Company and its Subsidiaries in the United States (i) are under FDA-approved investigational studies, or (ii) have been approved or cleared for sale by the FDA and all other applicable federal and state regulatory agencies. All of the products currently sold by the Company and its Subsidiaries outside the United States have, to the best knowledge of the Company, been approved or cleared for sale by the appropriate foreign regulatory agencies. Neither the Company nor any Subsidiary has received any notice from the FDA or any other federal, state or foreign regulatory agency questioning its manufacturing practices or threatening to revoke or curtail any product clearance or approval, and the Company is not aware of any intent to deliver any such notice. Schedule 2.9 contains a complete list of all products manufactured or marketed by the Company and its Subsidiaries, including those which require the approval of, or premarket notification to, or listing with the FDA or any other United States federal or state or foreign governmental agency or bureau under any existing law, regulation or policy, specifying the type of approval, premarket notification or listing required and the reference number or identification of each currently effective approval, notice and registration. Except as disclosed on Schedule 2.9, none of the products identified in Schedule
2.9 have been the subject of any voluntary or involuntary recall or any governmental investigation other than routine inspections of the Company's facilities and all United States and international regulatory approvals or premarket notifications therefor are owned by and registered in the name of the Company or one of its Subsidiaries and are in full force and effect.

     2.10. Litigation

     There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary or any of their respective properties, assets or businesses. After reasonable inquiry of its officers and employees, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign).

     2.11. Material Contracts

     Schedule 2.11 sets forth a true and complete list of each Key Agreement and Instrument other than Contracts filed as an exhibit to a Company SEC Report. Each Key Agreement and Instrument and any other Contract filed as an exhibit to a Company SEC Report, is valid, binding and enforceable against the Company or such Subsidiary and, to the Company's best knowledge, the other parties thereto, in accordance with its terms, and in full force and effect on the date hereof.

     2.12. Absence of Undisclosed Liabilities

     Neither the Company nor any of its Subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to either Closing, or any act or omission at or prior to either Closing, or any state of facts existing at or prior to either Closing, including taxes with respect to or based upon the transactions or events occurring at or prior to either Closing, and including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan, except liabilities disclosed in the Company's Form 10-KSB for the fiscal year ended December 31, 2000, as amended, current liabilities incurred since December 31, 2000, obligations under agreements set forth on Schedule 2.11 and obligations under agreements entered into in the usual and ordinary course of business, none of which (individually or in the aggregate) could have a Material Adverse Effect.

     2.13. Change in Ownership

     Neither the purchase of the Shares by the Investor nor the consummation of the transactions contemplated by this Agreement will result in (i) any material adverse change in the business operations of the Company or any of its Subsidiaries, (ii) the acceleration of the vesting of any outstanding option, warrant, call, commitment, agreement, conversion right, preemptive right or other right to subscribe for, purchase or otherwise acquire any of the shares of the capital stock of the Company or any of the stock of the Company or any of its Subsidiaries, or debt securities of the Company or any of its Subsidiaries (collectively "Commitments", and each individually a "Commitment"), (iii) any obligation of the Company to grant, extend or enter into any Commitment, or (iv) any right in favor of any Person to terminate or cancel any Key Agreement or Instrument.

     2.14. Employees

     (a) The Company and its Subsidiaries are in full compliance with all laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes except to the extent that noncompliance would not, in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice or discriminatory employment practice and no complaint of any such practice against the Company or any Subsidiary has been filed or, to the best of the Company's knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor is any grievance filed or, to the best of the Company's knowledge, threatened to be filed, against the Company or any Subsidiary by any employee pursuant to any collective bargaining or other employment agreement to which the Company or any Subsidiary is a party or is bound. The Company and its Subsidiaries are in compliance with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards except to the extent that noncompliance will not have a Material Adverse Effect, and have received no complaints from any foreign, federal, state or local agency or regulatory body alleging violations of any such laws and regulations.

     (b) The employment of all Persons and officers employed by the Company or any of its Subsidiaries is terminable at will without any penalty or severance obligation of any kind on the part of the employer. All sums due for employee compensation and benefits and all vacation time owing to any employees of the Company or any of its Subsidiaries have been duly and adequately accrued on the accounting records of the Company and its Subsidiaries. All employees of the Company or any of its Subsidiaries are either United States citizens or resident aliens specifically authorized to engage in employment in the United States in accordance with all applicable laws.

     (c) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted.

     (d) The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

     2.15. Tax Matters

     There are no federal, state, county or local taxes due and payable by the Company or any of its Subsidiaries which have not been paid. The provisions for taxes on the audited and unaudited balance sheets described in Section 2.7 are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Company whether or not assessed or disputed as of the respective dates of such balance sheets. The Company and its Subsidiaries have duly filed all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. Neither the Company nor any of its Subsidiaries has been subject to a federal or state tax audit of any kind.

     2.16. Employee Benefit Plans

     The Company and its Subsidiaries have no employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974) covering former or current employees of the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has any obligation or liability other than withholding obligations. Schedule 2.16 lists all plans, contracts, bonuses, commissions, profit-sharing, savings, stock options, insurance, deferred compensation, severance, employment, change in control agreements or arrangements and other similar fringe or employee benefits covering former or current employees of the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries has any obligation or liability (each, a "Benefit Arrangement"). True and complete copies of all Benefit Arrangements have been provided to the Investor prior to the date hereof or, for any Benefit Arrangement not in writing, a complete description thereof is set forth on
Schedule 2.16. The Benefit Arrangements are and have been administered in substantial compliance with their terms and with the requirements of applicable law. All payments to current or former employees of the Company or any of its Subsidiaries pursuant to the Benefit Arrangements are and have been fully deductible under the Code.

     2.17. Intellectual Property

     (a) The Company and its Subsidiaries own all right, title and interest in and to, or have a valid and enforceable license to use all the Intellectual Property used by them in connection with their respective businesses, which represents all intellectual property rights necessary to the conduct of their businesses as now conducted and presently contemplated. The Company and its Subsidiaries are in compliance with all contractual obligations relating to the protection of such of the Intellectual Property as they use pursuant to license or other agreement. To the best knowledge of the Company, there are no conflicts with or infringements of any Intellectual Property by any third party. To the best knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as currently conducted or contemplated does not conflict with or infringe any proprietary right of any third party. There is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary: (i) alleging any such conflict or infringement with any third party's proprietary rights; or (ii) challenging the Company's or any Subsidiary's ownership or use of, or the validity or enforceability of any Intellectual Property.

     (b) Schedule 2.17(b) sets forth a complete and current list of registrations/patents or applications pertaining to the Intellectual Property ("Listed Intellectual Property") and the owner of record, date of application or issuance and relevant jurisdiction as to each. Except as set forth on Schedule 2.17(b), all Listed Intellectual Property is owned by the Company or a Subsidiary, free and clear of security interests, liens, encumbrances or claims of any nature. All Listed Intellectual Property is valid, subsisting, unexpired, in proper form and enforceable and all renewal fees and other maintenance fees that have fallen due on or prior to the effective date of this Agreement have been paid. No Listed Intellectual Property is the subject of any proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration. Except as set forth on Schedule 2.17(b), the consummation of the transactions contemplated hereby will not alter or impair any Intellectual Property.

     (c) Schedule 2.17(c) sets forth a complete list of all agreements relating to the Intellectual Property or to the right of the Company or a Subsidiary to use of the proprietary rights of any third party. Other than as provided in such agreements, the Company and its Subsidiaries are not under any obligation to pay royalties or other payments in connection with any agreement, nor restricted from assigning their rights respecting Intellectual Property nor will the Company or any Subsidiary otherwise be, as a result of the execution and delivery of this Agreement or the performance of the Company's obligations under this Agreement, in breach of any agreement relating to the Intellectual Property.

     (d) Except as set forth on Schedule 2.17(d), no present or former employee, officer or director of the Company or any Subsidiary, or agent or outside contractor of the Company or any Subsidiary, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property.

     (e) To the Company's knowledge: (i) none of the Intellectual Property has been used, disclosed or appropriated to the detriment of the Company or any Subsidiary for the benefit of any Person other than the Company; and (ii) no employee, independent contractor or agent of the Company or any Subsidiary has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of the Company or any Subsidiary.

     (f) To the Company's knowledge, any programs, modifications, enhancements or other inventions, improvements, discoveries, methods or works of authorship relating to or derived from the Intellectual Property of the Company ("Works") that were created by employees of the Company or any Subsidiary were made in the regular course of such employees' employment or service relationships with the Company or its Subsidiary using the Company's or the Subsidiary's facilities and resources and, as such, constitute works made for hire. Each such employee who has created Works or any employee who in the regular course of his employment may create Works and all consultants have signed an assignment or similar agreement with the Company or the Subsidiary confirming the Company's or the Subsidiary's ownership or, in the alternative, transferring and assigning to the Company or the Subsidiary all right, title and interest in and to such programs, modifications, enhancements or other inventions including copyright and other intellectual property rights therein.

     (g) Each of the employees of the Company or its Subsidiaries has executed an agreement relating to nondisclosure of inventions and the nondisclosure of information.

     2.18. Software

     (a) To the Company's knowledge, neither the Company's nor any Subsidiary's transmission, reproduction, use, display or modification of its Internet Web site (including, framing and linking web site content) or other practices infringe or violate any proprietary or other right of any other Person and, to the Company's knowledge, no claim relating to such infringement or violation is threatened or pending.

     (b) The operating and applications computer software programs and databases owned or used by the Company and its Subsidiaries that are material to the conduct of their business as now conducted and as presently contemplated to be conducted (collectively, the "Software") are listed on Schedule 2.18. The Company and its Subsidiaries owns or has valid licenses to use, reproduce, modify, distribute and sublicense all copies of the Software, and neither the Company nor any Subsidiary has sold, licensed, leased or otherwise transferred or granted any interest or rights in or to any portion thereof. To the knowledge of the Company, none of the Software used by the Company or any Subsidiary, nor any use thereof, conflicts with, infringes upon or violates any intellectual property or other proprietary right of any other Person and, to the knowledge of the Company, no claim, suit, action or other proceeding with respect to any such infringement or violation is threatened or pending. The Company and its Subsidiaries have taken the steps reasonably necessary to protect its right, title and interest in and to the Software, including, without limitation, the execution of appropriate confidentiality agreements.

     (c) The Company and its Subsidiaries possess or have access to the original and all copies of all documentation and all source code or password protected code, as applicable for all the Software they own. Upon consummation of the transactions contemplated by this Agreement, the Company and its Subsidiaries will continue to own all the Software owned by them, free and clear of all claims, liens, encumbrances, obligations and liabilities and, with respect to all agreements for the lease or license of Software which require consents or other actions as a result of the consummation of the transactions contemplated by this Agreement in order for the Company or its Subsidiaries to continue to use and operate such Software after the First Closing Date or the Second Closing Date, as the case may be, the Company and its Subsidiaries will have obtained such consents or taken such other actions so required.

     2.19. Title to Tangible Assets

     The Company and its Subsidiaries have good title to their properties and assets and good title to all their leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than or resulting from taxes which have not yet become delinquent and minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and its Subsidiaries and which have not arisen otherwise than in the ordinary course of business.

     2.20. Condition of Properties

     All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company's or such Subsidiary's business and conform in all material respects with all applicable ordinances, regulations and laws.

     2.21. Insurance

     The Company and its Subsidiaries and their respective properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of the Company and its Subsidiaries. Schedule 2.21 sets forth a true and complete listing of the insurance policies of the Company and its Subsidiaries as in effect on the date hereof, including in each case the applicable coverage limits, deductibles and the policy expiration dates. No notice of any termination or threatened termination of any of such policies has been received and such policies are in full force and effect.

     2.22. Transactions with Related Parties

     Except as set forth on Schedule 2.22, neither the Company nor any Subsidiary is a party to any agreement with any of the Company's directors, officers or stockholders or any Affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person), (ii) licenses technology (either to or from such Person),
(iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (iv) purchases products or services from such Person or (v) has borrowed money from or lent money to such Person. Neither the Company nor any Subsidiary employs as an employee or engages as a consultant any family member of any of the Company's directors, officers or stockholders. To the best knowledge of the Company, there exist no agreements among stockholders of the Company to act in concert with respect to their voting or holding of Company securities.

     2.23. Interest in Competitors

     Neither the Company nor any of its officers or, to the best of its knowledge, directors, has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person) or otherwise, directly or indirectly, in any Person other than the Company that (i) provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently proposed to be conducted by the Company or any of its Subsidiaries or (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company.

     2.24. Registration Rights

     Except as provided pursuant to Section 4.13, the Company will not, as of the First Closing Date or the Second Closing Date, be under any obligation to register any of its securities under the Securities Act.

     2.25. Private Offering

     Neither the Company nor anyone acting on its behalf has sold or has offered any of the Shares for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Investor. Neither the Company nor anyone acting on its behalf shall offer the Shares for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of such Shares within the provisions of Section 5 of the Securities Act. Based upon the representations of the Investor set forth in Section 3, the offer, issuance and sale of the Shares and the shares of Common Stock issuable upon conversion of the Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

     2.26. Brokerage

     There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company and the Company agrees to indemnify and hold the Investor harmless against any costs or damages incurred as a result of any such claim.

     2.27. Illegal or Unauthorized Payments; Political Contributions

     Neither the Company or any of its Subsidiaries nor, to the best of the Company's knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

     2.28. Takeover Statute; Rights Plan

     Based in part on the representations of the Investor set forth in Section 3(g) and Schedule 3(g) hereof, the Investor is not, as a result of its execution and delivery of this Agreement, the performance of its obligations hereunder or the acquisition of the Shares, an "interested stockholder" prohibited from entering into a business combination with the Company or any subsidiary pursuant to Section 203 of the DGCL. No other Takeover Statute is applicable to the transactions contemplated hereby. The Board has approved this Agreement and the transactions contemplated hereby as contemplated by Section 1(a)(iii) of the Rights Agreement. As a result, as a consequence of this Agreement and the transactions contemplated hereby, (i) the Investor shall not be an "Acquiring Person" within the meaning of the Rights Agreement, (ii) a "Triggering Event" (as defined in the Rights Agreement) shall not have occurred and (iii) the Rights (as defined in the Rights Agreement) shall not separate from the Common Stock as a result of any of the transactions contemplated hereby.

     2.29. Nasdaq Compliance

     The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on The Nasdaq National Market (the "Nasdaq Stock Market"), and except as set forth on Schedule 2.29, the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market. The issuance of the First Closing Shares does not require stockholder approval, including, without limitation, pursuant to the Nasdaq Marketplace Rules.

     2.30. Reporting Status

     The Company is currently eligible to register the resale of Common Stock in a secondary offering on a registration statement on Form S-3 under the Securities Act.

     2.31. No Manipulation of Stock

     The Company has not taken and will not, in violation of applicable law, take any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

     2.32. Accountants

     PricewaterhouseCoopers LLP have advised the Company that they are, and to the best knowledge of the Company they are, independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

     2.33. Transfer Taxes

     On the Closing Dates, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

     2.34. Investment Company

     The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

     2.35. Listing

     The Company complies with all requirements of the NASD with respect to the issuance of the Shares and the listing thereof on the Nasdaq Stock Market.

     2.36. Material Facts

     (a) This Agreement, the schedules furnished contemporaneously herewith, and the other agreements, documents, certificates or written statements furnished or to be furnished to the Investor through the Closing Dates by or on behalf of the Company in connection with the transactions contemplated hereby taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing, the projections and business plans furnished to the Investor by the Company have been prepared in good faith on the basis of reasonable assumptions consistent with earlier assumptions and represent the Company's best estimate on the date hereof of its future performance.

     (b) There is no fact which is known to the Company and which has not been disclosed herein or otherwise by the Company to the Investor which may be reasonably expected to have a Material Adverse Effect.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

     The Investor represents and warrants to the Company as follows:

     (a) It is acquiring the Shares for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Shares, but subject, nevertheless, to any requirement of law that the disposition of the Investor's property shall at all times be within the Investor's control, and without prejudice to the Investor's right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

     (b) It has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

     (c) It is a validly existing limited liability company, duly organized under the laws of the State of Delaware.

     (d) It has taken all action necessary for the authorization, execution, delivery, and performance of this Agreement and its obligations hereunder, and, upon execution and delivery by the Company, this Agreement shall constitute the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

     (e) There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Investor and the Investor agrees to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.

     (f) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. It has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Shares contemplated hereby. It is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

     (g) As of the date hereof, without giving effect to the transactions contemplated hereby, the Investor does not beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) any shares of Common Stock of the Company. The Investor shall promptly notify the Company in the event that such number of shares beneficially owned by the Investor changes prior to the Second Closing Date, other than by way of the purchase of Shares pursuant to this Agreement.

SECTION 4. ADDITIONAL AGREEMENTS OF THE PARTIES

     4.1. Resale of Securities

     (a) The Investor covenants that it will not sell or otherwise transfer the Shares except pursuant to an effective registration under the Securities Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.

     (b) Until the Shares are registered pursuant to Section 4.13 hereof, the certificates evidencing the Shares will bear the following legend reflecting the foregoing restrictions on the transfer of such securities:

     "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder."

     4.2. Covenants Pending Closing

     Pending either Closing, the Company will conduct and will cause its Subsidiaries to conduct their respective businesses in the ordinary course, and will not, and will not permit any of its Subsidiaries to, without the Investor's prior written consent, take any action which would result in any of the representations or warranties contained in this Agreement not being true at and as of the time immediately after such action, or in any of the covenants contained in this Agreement becoming incapable of performance. The Company will promptly advise the Investor of any action or event of which it becomes aware which has the effect of making incorrect any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance.

     4.3. Further Assurance

     Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to either Closing as promptly as practicable.

     4.4. Board Nominees

     (a) From and after the First Closing Date until the Second Closing Date, and for so long as the Investor Owns at least 10% of the outstanding shares of Common Stock of the Company, (i) the number of directors that shall constitute the entire Board of Directors of the Company (the "Board") shall not exceed six
(6) and (ii) the Company shall nominate and use its best efforts to cause to be elected and to cause to remain as a director on the Board one (1) person designated by the Investor (an "Investor Director"). Any vacancy created by the death, disability, retirement or removal of any such individual may be filled by the Investor. As of the First Closing Date, the Investor Director shall be Dale
A. Spencer.

     (b) From and after the Second Closing Date, and for so long as the Investor Owns at least 10% of the outstanding shares of Common Stock of the Company, the number of directors that shall constitute the entire Board shall not exceed seven (7). From and after the Second Closing Date, the Company shall nominate and use its best efforts to cause to be elected and to cause to remain as directors on the Board (A) as long as the Investor Owns at least 5%, but less than 10% of the outstanding shares of Common Stock of the Company, one Investor Director; (B) as long as the Investor Owns at least 10%, but less than 20% of the outstanding shares of Common Stock of the Company, two (2) Investor Directors; (C) as long as the Investor Owns at least 20%, but less than 30% of the outstanding shares of Common Stock of the Company, three (3) Investor Directors; and (D) as long as the Investor Owns at least 30% of the outstanding shares of Common Stock of the Company, four (4) Investor Directors. Any vacancy created by the death, disability, retirement or removal of any such individual may be filled by the Investor. As of the Second Closing Date, the Investor Directors shall be Dale A. Spencer, Elizabeth H. Weatherman, Richard B. Emmitt and Paul Buckman.

     (c) From and after the First Closing Date, and for so long as the Investor Owns at least 10% of the outstanding shares of Common Stock of the Company, at least one Investor Director shall be a member of each committee of the Board, whether existing on the First Closing Date or formed at any time thereafter.

     4.5. Subscription Right.

     (a) If at any time after the date hereof, the Company proposes to issue equity securities of any kind (for these purposes, the term "equity securities" shall include, without limitation, Common Stock, any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company (other than the issuance of shares of Common Stock
(i) to the Investor or its Affiliates, (ii) upon conversion of any convertible instruments of the Company outstanding on the First Closing Date, (iii) in the ordinary course to employees, directors, consultants or advisors to the Company, as approved by the Board, pursuant to an existing employee stock option plan (including the Company's 1996 Stock Incentive Plan, which is being amended to increase the total number of shares reserved for issuance thereunder to 3,250,000 shares at the Company's 2001 Annual Meeting of Stockholders to be held May 31, 2001), stock bonus plan, stock purchase plan or other management equity program, such issuances not to exceed the amounts set forth in Schedule 2.8 prior to the Second Closing Date, (iv) subsequent to the Second Closing Date, in connection with any stock split or stock dividend of the Company or (vi) subsequent to the Second Closing Date, to vendors or customers or to other persons in similar commercial situations, as approved by the Board) then, as to the Investor, the Company shall:

          (1) give written notice setting forth in reasonable detail (1) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and (4) such other information as the Investor may reasonably request in order to evaluate the proposed issuance; and

          (2) offer to issue to the Investor upon the terms described in subparagraph (i) above a portion of the Proposed Securities (the "Subscription Securities") equal to a percentage determined by dividing (x) the number of shares of Common Stock Owned by the Investor, by (y) the total number of shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by all holders of Common Stock, options or convertible securities immediately preceding the issuance of the Proposed Securities.

     (b)  The Investor must exercise its purchase rights hereunder within ten
(10) days after receipt of such notice from the Company. To the extent that the Company offers two or more securities in units, the Investor must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

     (c) Upon the expiration of the offering periods described above, the Company will be free to sell such Subscription Securities that the Investor has not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Investor. Any Subscription Securities offered or sold by the Company after such 90 day period must be reoffered to the Investor pursuant to this Section 4.5.

     (d) The election by the Investor not to exercise its subscription rights under this Section 4.5 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving the Investor the rights described in this Section 4.5 shall be void and of no force and effect.

     (e) Injunctive Relief. The Company and the Investor hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any party to perform any of its obligations set forth in this
Section 4.5. Therefore, the Company and the Investor shall have the right to specific performance of such obligations, and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, each of the Company and the Investor hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

     (f) Termination. The Subscription Rights set forth in this Section 4.5 shall terminate at such time as the Investor Owns less than 10% of the outstanding shares of Common Stock of the Company.

     4.6. Indemnity

     (a) The Company agrees to indemnify and hold the Investor, its members and its Affiliates and each of their respective officers, directors, partners, members, employees and agents, and each person who controls the Investor or any of its members (within the meaning of the Exchange Act) (the "Indemnified Parties") harmless against any and all losses, liabilities, damages, expenses and other costs ("Losses") arising from any actual or threatened claims brought against the Company or such Indemnified Parties in connection with or arising out of entering into this Agreement and the transactions contemplated hereby or any other legal, administrative or other proceeding arising out of the transactions contemplated hereby, other than such Losses which are judicially determined to have resulted from (i) the gross negligence or willful misconduct of the Investor or such other Indemnified Party or (ii) the breach by the Investor of any of the terms of this Agreement.

     (b) Each Indemnified Party under this Section 4.6 will, promptly after the receipt of notice of the commencement of any action against such Indemnified Party in respect of which indemnity may be sought from the Company on account of an indemnity agreement contained in this Section 4.6, notify the Company in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party other than pursuant to this Section 4.6 or, unless the Company shall have been prejudiced by the omission of such Indemnified Party so to notify the Company, pursuant to this
Section 4.6. In case any such action shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Company to such Indemnified Party of its election so to assume the defense thereof, the Company will not be liable to such Indemnified Party under this Section 4.6 for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that (1) if the Company shall elect not to assume the defense of such claim or action or (2) if the Indemnified Party reasonably determines (A) that there may be a conflict between the positions of the Company and of the Indemnified Party in defending such claim or action or (B) that there may be legal defenses available to such Indemnified Party different from or in addition to those available to the Company, then separate counsel for the Indemnified Party shall be entitled to participate in and conduct the defense, in the case of (1) and (2)(A), or such different defenses, in the case of
(2)(B), and the Company shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with the defense.

     4.7. Consents and Approvals; Proxy; Hart-Scott Filings

     (a) From and after the date hereof, the Company shall use its best efforts to obtain as promptly as practicable any consent or approval of any Person, including any regulatory authority, required in connection with the transactions contemplated hereby, including without limitation the consent of each Person set forth on Schedule 2.5 and the consent of the Company's stockholders pursuant to the requirements of NASD Rule 4350(i)(1)(B) and (D).

     (b) In furtherance of the above, as promptly as practicable after the date hereof, but in no event later than June 8, 2001, the Company shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, a preliminary proxy statement, and as soon as practicable thereafter (subject to applicable waiting periods under the Exchange Act and review by the SEC) file with the SEC and promptly thereafter mail a definitive proxy statement to the Company's stockholders (the "Proxy Statement"). The Proxy Statement shall contain the recommendation of the Board that the Company's stockholders approve the transactions contemplated by this Agreement in accordance with the requirements of NASD Rule 4350(i)(1)(B) and (D). Subject to applicable law, the Company shall promptly take all action necessary pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder and shall include in the Proxy Statement such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1. The Investor will supply the Company any information with respect to itself and its nominees, officers, members and affiliates required by Section 14(f) and Rule 14f-1. The Investor will be given a reasonable opportunity to review and comment on drafts of the Proxy Statement and the Company will use its reasonable best efforts to accept comments thereto given by the Investor and its representatives. The Company shall promptly take all action necessary in accordance with applicable law and its Organizational Documents to convene a meeting of the Company's stockholders, if such meeting is required, no later than July 20, 2001 or, if such date is impracticable due to review by the SEC, as soon as practicable thereafter. The Company shall use its best efforts to solicit from the Company's stockholders proxies in favor of the transactions contemplated by this Agreement and shall take all other action necessary or, in the reasonable opinion of the Investor, advisable to secure any vote of stockholders necessary for approval of the transactions contemplated by this Agreement.

     (c) The Company and the Investor will promptly prepare and file, or cause to be prepared and filed, any notification or response to any request for additional information required to be filed under the Hart-Scott Act and the rules and regulations promulgated thereunder with respect to the acquisition of the Second Closing Shares.

     4.8. Use of Proceeds

     The proceeds received by the Company from the issuance and sale of the Shares shall be used by the Company to provide the necessary funding for clinical trials, working capital and other general corporate purposes.

     4.9. Investor Consents

     Except for the amendment to the Company's Certificate of Incorporation described in item (a) of Schedule 2.3 and the amendments to the Company's Bylaws described in Section 5.8, from and after the First Closing Date, the Company shall not, without the prior written consent of the Investor, (a) amend or modify its Certificate of Incorporation or Bylaws, or (b) take any action that adversely alters or changes the rights, preferences or privileges of the Common Stock or any rights of the Investor, including without limitation, the creation, authorization or issuance of shares of any class or series of capital stock having voting rights, rights as to dividends or rights upon liquidation that are senior or prior to the Common Stock.

     4.10. Takeover Statute

     If any Takeover Statute shall become applicable to the transactions contemplated hereby, including without limitation any takeover provision under the laws of the State of Delaware, the Company and the members of the Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statue or regulation on the transactions contemplated hereby.

     4.11. Rights Agreement Inapplicable

     If the transactions contemplated hereby or the conversion or exchange or exercise of any of the Securities upon its terms would (a) result in the occurrence of a "Triggering Event" under the Rights Agreement, (b) cause the Investor to become an "Acquiring Person" as defined in the Rights Agreement or
(c) otherwise cause the exercise of any "Right" issued pursuant to the Rights Agreement or the issuance or exercise of any "Rights Certificate" under the Rights Agreement, the Company will promptly cause the Rights Agreement to be duly amended to prevent any such characterization.

     4.12. No Solicitation

     (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor, agent or representative of the Company or any Subsidiary (collectively, "Company Representatives") to, directly or indirectly, except in connection with the Existing Preemptive Rights, (i) solicit any offers, bids or indications of interest, or initiate negotiations or discussions with any person other than the Investor with respect to the financing of the Company, whether debt or equity, or the sale, license or other transfer by the Company of any material assets of the Company, or the sale, merger, consolidation, recapitalization or other reorganization of the Company (each, a "Competing Transaction Proposal"); (ii) enter into any agreement, agreement in principle, letter of intent or similar arrangement (whether or not legally binding) relating to a Competing Transaction Proposal; (iii) furnish, or authorize any Company Representative to furnish, any confidential information or draft agreement concerning a Competing Transaction Proposal to any party; or
(iv) participate in any discussions or negotiations regarding, or take any other action intended to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing

Transaction Proposal. Notwithstanding the foregoing, the Board may, in response to a Superior Offer (as defined in Section 4.12(b)) that was not solicited by the Company or any Company Representative on or after the date hereof and that did not otherwise result from a breach of this Section 4.12(a), (x) furnish information with respect to the Company to any person making a Superior Offer and (y) participate in discussions or negotiations regarding such Superior Offer; provided, however, that prior to participating in any such discussions or negotiations or furnishing any such information, the Company receives from such person an executed confidentiality agreement (on terms that are not materially less favorable to the Company than the various confidentiality agreements executed by representatives of the Investor), a copy of the form of which shall be provided to the Investor; and provided, further, that the Board shall promptly, but in no event later than the day following such event, provide the Investor with notice thereof.

     (b) Except as expressly permitted by this Section 4.12, the Company shall not: (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Investor, the approval or recommendation by the Board of the Investment; (ii) approve or cause the Company to enter into any letter of intent, agreement in principle or any legally binding acquisition agreement or similar agreement relating to any Competing Transaction Proposal; or (iii) approve or recommend, or propose to publicly approve or recommend, any Competing Transaction Proposal. Notwithstanding the foregoing, if the Company has received and wishes to accept a Superior Offer, the Company may (subject to this and the following sentences) terminate the provisions of this Agreement relating to the Second Closing; provided, however, that (x) at the time of such termination, such proposal continues to be a Superior Offer, (y) the Investor has been provided with the terms of such Superior Offer pursuant to Section 4.12(c) and has been given the opportunity to match such terms, and has not, within three
(3) days after receiving all such terms of the Superior Offer, confirmed to the Company that the Investor will match the terms of such Superior Offer, and (z) the Company (A) enters into a definitive agreement with the party proposing the Superior Offer no later than ten (10) Business Days following expiration of the three-day period and (B) consummates a transaction with the party proposing the Superior Offer upon terms no less favorable to the Company than the Superior Offer within ninety (90) days following expiration of the three-day period. For purposes of this Agreement, a "Superior Offer" means an offer from a third party to purchase a number of shares of equity securities of the Company upon terms and conditions such that (i) the offer is reasonably determined by the Company's Board of Directors, after consultation with its legal and financial advisors, to be superior to the Investment, (ii) the Board's fiduciary duties to the Company's stockholders require it to accept such offer instead of the Investment, (iii) the offer includes no financing condition and no conditions more onerous or less favorable to the Company than in the Investment and (iv) the Company's Board of Directors reasonably determines, after consultation with its legal and financial advisors, that the offer is capable of being completed without impediment or delay, taking into account all legal, financial, regulatory and other aspects of the offer and the third party making such offer.

     (c) The Company shall advise the Investor orally and in writing of any Competing Transaction Proposal or Superior Offer as promptly as practicable following receipt thereof. Such notification shall include the terms and conditions of such Competing Transaction Proposal, and the identity of the person making it, and the Company shall further advise the Investor orally and in writing, as promptly as practicable following receipt thereof, of any material modification of or material amendment to any Competing Transaction Proposal (and the terms of such modification or amendment), or any request for information relating to the Company or any Subsidiary in connection with a Competing Transaction Proposal or for access to the properties, books or records of the Company or any Subsidiary by any person that informs the Board or such Subsidiary that it is considering making, or has made, a Competing Transaction Proposal (including the identity of the person requesting such information or access, as the case may be).

     (d) The Company shall immediately cease, and shall cause any party acting on its behalf to cease, and cause to be terminated any existing discussions or negotiations with any third party conducted heretofore with respect to any of the foregoing and shall request any such parties in possession of confidential information about the Company or its Subsidiaries that was furnished by or on behalf of the Company or its Subsidiaries to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party.

     (e) Notwithstanding any termination of the provisions of this Agreement relating to the Second Closing pursuant to this Section 4.12, all other provisions of this Agreement, including without limitation those relating to the purchase and sale of the First Closing Shares and all representations and warranties made by the Company in connection therewith, all covenants and agreements of the Company in connection therewith and all agreements and other instruments entered into in connection therewith, shall remain in full force and effect.

     (f) No Investor Director may participate in, be in attendance at, or vote with respect to, any discussions, meetings or decisions of the Board for the purpose of discussing or considering any Competing Transaction Proposal, including, without limitation, any discussions regarding whether such Competing Transaction Proposal may or may not constitute a Superior Proposal.

     4.13. Registration Rights

     The Company shall file a registration statement (the "Registration Statement") covering the Shares on behalf of the Investor and its Affiliates and any subsequent transferee with the SEC. Such Registration Statement will be filed as soon as practicable after the Second Closing Date or, if the Second Closing Date shall not occur, as soon as practicable after the provisions of this Agreement relating to the Second Closing have been terminated pursuant to
Section 4.12 or 9.4 hereof. The Company will use its reasonable best efforts to cause the Registration Statement to become effective within 60 days of filing. The expenses of the preparation and filing of the Registration Statement shall be borne by the Company. Upon filing the Registration Statement, the Company will use its reasonable best efforts to keep the Registration Statement effective with the SEC at all times until the Investor or any transferee who would require such registration to effect a sale of the Shares no longer holds the Shares or can effect a sale of the Shares pursuant to Rule 144(k) under the Securities Act, whichever is sooner. Provisions relating to the registration rights discussed in this Section are set forth in Exhibit C hereto.

     4.14. Registration and Listing

     (a) So long as the Investor Owns any Shares, the Company will cause the Common Stock to continue at all times to be registered under Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations.

     (b) So long as the Investor Owns any Shares, the Company shall continue the listing or trading of the Common Stock on Nasdaq or one of the other Approved Markets and comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed.

     (c) So long as the Investor Owns any Shares, the Company shall use its best efforts to comply with all requirements of the NASD with respect to the issuance of the Shares and listing thereof on the Nasdaq Stock Market.

     4.15. Employee Matters

     (a) From and after the date hereof, prior to the Second Closing, the Company shall not (i) enter into or amend any employment or severance agreement with, or grant any severance or termination pay to, any officer or director of the Company or any Subsidiary; or (ii) hire or agree to hire any new or additional key employees or officers.

     (b) From and after the date hereof, prior to the Second Closing, except as required to comply with applicable law, the Company shall not (i) adopt or enter into any new Benefit Arrangement, except as disclosed on Schedule 2.16(12), (ii) terminate, amend (except as provided in Section 4.15(c)) or increase the amount of, or accelerate the payment or vesting of, any benefit or award or amount payable under any Benefit Arrangement for the current or future benefit or welfare of any current or former director, officer or employee of the Company or any of its Subsidiaries, (iii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, (iv) fund, secure payment for, grant, accrue, pay or distribute any amount or benefit under any Benefit Arrangement whether or not existing on the date hereof, except as expressly provided for in Schedule 2.8 hereto and except, with respect to items
(1), (4), (8) and (9) described on Schedule 2.16, in the ordinary course of business consistent with past practice, or (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Arrangement (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Arrangement or awards made thereunder), except as expressly provided for in Schedule 2.8 hereto.

     (c) From and after the date hereof, prior to the Second Closing, no options will be issued to officers of the Company pursuant to the Company's 1996 Stock Incentive Plan (the "1996 Plan") unless (i) the 1996 Plan is amended to provide that for purposes of all options or other equity awards granted under the 1996 Plan during the period commencing on the date hereof and ending on the Second Closing, the term "Change in Control," as defined in the 1996 Plan, shall expressly exclude the transactions contemplated by the Second Closing, but that if the optionholder's employment with the Company is terminated within the twelve (12) month period immediately following the consummation of the "Change in Control" for any reason other than for "cause" or "voluntary resignation" (as such terms shall be defined by the Company's Board of Directors and shall be set forth in the agreements evidencing such options), then such options shall become fully exercisable, (ii) any option or other award agreements pursuant to which such options or other awards are issued contain language which reflect this amendment to the 1996 Plan, and (iii) the number of such options does not exceed the number of options indicated in Schedule 2.8 as to be issued prior to the Second Closing.

SECTION 5. INVESTOR's CLOSING CONDITIONS

     The obligation of the Investor to purchase and pay for the Shares on the First Closing Date and the Second Closing Date, as provided in Section 1 hereof, shall be subject to the performance by the Company of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

     5.1. Representations and Warranties

     (a) The representations and warranties of the Company contained in this Agreement shall be true on and as of the First Closing Date.

     (b) The representations and warranties of the Company contained in this Agreement shall be true on and as of the Second Closing Date in all material respects (except for such representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall be true in all respects) as though such representations and warranties were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

     5.2. Compliance with Agreement

     The Company shall have performed and complied with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the First Closing Date or the Second Closing Date, as the case may be.

     5.3. Injunction

     There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

     5.4. Counsel's Opinion

     The Investor shall have received from the Company's counsel, Stradling Yocca Carlson & Rauth, an opinion, dated the First Closing Date or the Second Closing date, as the case may be, substantially in the form of Exhibit D hereto.

     5.5. Adverse Development

     There shall have been no developments in the business of the Company or any of its Subsidiaries which would be reasonably expected to have a Material Adverse Effect.

     5.6. Voting Agreement

     With respect to the First Closing Date only, the Company's directors and officers set forth on Schedule 5.7 shall have executed the Voting and Proxy Agreement, the form of which is attached as Exhibit E hereto (the "Voting Agreement").

     5.7. Directors

     (a) Dale A. Spencer shall have been elected to the Board, effective on the First Closing Date. Dale A. Spencer, Elizabeth H. Weatherman, Richard B. Emmitt and Paul Buckman shall have been elected to the Board, effective the Second Closing Date.

     (b) Samuel Navarro shall have resigned from the Board, effective on the First Closing Date. Two additional directors shall have resigned from the Board, effective on the Second Closing Date.

     5.8. Bylaws

     (a) On or before the First Closing Date, the Bylaws of the Company shall have been amended to provide that the number of directors on the Board shall not exceed six (6) without the written consent of the Investor.

     (b) On or before the Second Closing Date, the Bylaws of the Company shall have been amended to provide that the number of directors on the Board shall not exceed seven (7) without the written consent of the Investor.

     5.9. Listing of the Shares

     (a) On or before the First Closing Date, the First Closing Shares shall have been approved for listing on the Nasdaq Stock Market.

     (b) On or before the Second Closing Date, the Second Closing Shares shall have been approved for listing on the Nasdaq Stock Market.

     5.10. Nasdaq Trading

     From the date hereof to the Second Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Nasdaq Stock Market, and trading in securities generally as reported by the Nasdaq Stock Market shall not have been suspended or limited, and the Common Stock shall not have been delisted on the Nasdaq Stock Market.

     5.11. Consents and Approvals; Hart-Scott

     On or before the First Closing Date and the Second Closing Date, as the case may be, the Company shall have obtained all consents, permits, waivers and other authorizations necessary or appropriate for the transactions contemplated by this Agreement to be consummated on such date, including, without limitation, the delivery of the notices set forth on Schedule 2.5(4) on or before the First Closing Date, the remaining consents set forth on Schedule 2.5 on or before the Second Closing Date, and the approval, on or before the Second Closing Date, of the requisite vote of the Company's stockholders for the issuance of the Second Closing Shares pursuant to the requirements of NASD Rule 4350(i)(1)(B) and (D); and any waiting period under the Hart-Scott Act applicable to the purchase and sale of the Second Closing Shares shall have expired or been terminated.

     5.12. Liens

     On or before the First Closing Date, the Company shall have filed all applicable termination statements with respect to the liens set forth on
Schedule 2.19(3), including without limitation termination statements with the applicable secretaries of state, county authorities and the United States Patent and Trademark Office.

     5.13. Officer's Certificate

     The Investor shall have received a certificate, dated the First Closing Date or the Second Closing Date, as the case may be, signed by each of the President and the Chief Financial Officer of the Company, certifying that the conditions specified in the foregoing Sections 5.1, 5.2, 5.3 and 5.5 hereof have been fulfilled.

     5.14. Secretary's Certificate

     The Investor shall have received a certificate, dated the First Closing Date or the Second Closing Date, as the case may be, of the Secretary of the Company attaching (i) a true and complete copy of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware, with all amendments thereto, (ii) true and complete copies of the Company's Bylaws in effect as of such date, (iii) certificates of good standing of the appropriate officials of the jurisdictions of incorporation of the Company and of each state in which the Company is qualified to do business as a foreign corporation and (iv) resolutions of the Board authorizing the execution and delivery of this Agreement and the transactions contemplated hereby, and the issuance of the Shares.

     5.15. Approval of Proceedings

     All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to the Investor and its special counsel, Willkie Farr & Gallagher; and the Investor shall have received copies of all documents or other evidence which they and Willkie Farr & Gallagher may request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance satisfactory to the Investor and Willkie Farr & Gallagher.

SECTION 6. COMPANY CLOSING CONDITIONS

     The obligation of the Company to issue and deliver the Shares on the First Closing Date or the Second Closing Date, as the case may be, as provided in
Section 1 hereof, shall be subject to the performance by the Investor of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

     6.1. Representations and Warranties

     (a) The representations and warranties of the Investor contained in this Agreement shall be true on and as of the First Closing Date.

     (b) The representations and warranties of the Investor contained in this Agreement shall be true on and as of the Second Closing Date in all material respects (except for such representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall be true in al respects) as though such representations and warranties were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

     6.2. Compliance with Agreement

     The Investor shall have performed and complied with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the First Closing Date or the Second Closing Date, as the case may be.

     6.3. Investor's Certificates

     The Company shall have received a certificate from the Investor, dated the First Closing Date or the Second Closing Date, as the case may be, signed by a duly authorized representative of the Investor, certifying that the conditions specified in the foregoing Sections 6.1 and 6.2 hereof have been fulfilled.

     6.4. Injunction

     There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

     6.5. Consents and Approvals; Hart Scott

     On or before the Second Closing Date, the Company shall have obtained the approval of the requisite vote of the Company's stockholders for the issuance of the Second Closing Shares pursuant to the requirements of NASD Rule 4350(i)(1)(B) and (D); and any waiting period under the Hart-Scott Act applicable to the purchase and sale of the Second Closing Shares shall have expired or been terminated.

SECTION 7. COVENANTS

     7.1. Financial and Business Information

     From and after the date hereof, the Company shall deliver to the Investor so long as the Investor Owns at least 5% of the issued and outstanding shares of Common Stock of the Company:

     (a) Monthly Statements - as soon as practicable, and in any event within 30 days after the close of each month of each fiscal year of the Company, a consolidated balance sheet, statement of income and statement of cash flows of the Company and any Subsidiaries as at the close of such month and covering operations for such month, and the portion of the Company's fiscal year ending on the last day of such month, all in reasonable detail and prepared in accordance with GAAP, subject to audit and year-end adjustments. The Company shall also provide comparisons of each pertinent item to the budget referred to in subsection (b) below.

     (b) Business Plans; Projections - no later than 30 days after the commencement of each fiscal year of the Company, an annual business plan of the Company and projections of operating results, prepared on a monthly basis for a two-year period, and prepared on an annual basis for the succeeding three-year period. Within 45 days of the close of the second fiscal quarter, the Company shall provide the Investor with an update of such monthly projections. Such business plans, projections and updates shall contain such substance and detail and shall be in such form as is presently prepared by the Company.

     (c) Audit Reports - promptly upon receipt thereof, one copy of each other financial report and internal control letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company.

     (d) Other Reports - promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally, of each financial statement, report, notice or proxy statement sent by the Company or any of its Subsidiaries to the SEC or any successor agency, if applicable, of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company or any Subsidiary with, or received by such Person in connection therewith from, any domestic or foreign securities exchange, the SEC or any successor agency or any foreign regulatory authority performing functions similar to the SEC, of any press release issued by the Company or any Subsidiary, and of any material of any nature whatsoever prepared by the SEC or any successor agency thereto or any state blue sky or securities law commission which relates to or affects in any way the Company or any Subsidiary.

     (e) Requested Information - with reasonable promptness, the Company shall furnish the Investor with such other data and information as from time to time may be reasonably requested.

     7.2. Inspection

     As long as the Investor Owns at least five percent (5%) of the outstanding Common Stock, the Company shall permit the Investor, its nominee, assignee, and its representative to visit and inspect any of the properties of the Company and its Subsidiaries, to examine all its books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with the Investor, its nominees, assignees and representatives the finances and affairs of the Company and any Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

     7.3. Confidentiality

     As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof, including without limitation information furnished pursuant to Sections
7.1 and 7.2 hereof) as constitutes or contains confidential business, financial or other information of the Company or any Subsidiary, the Investor covenants for itself and its members and officers that it will use due care to prevent its officers, members, employees, counsel, accountants and other representatives from disclosing such information to Persons other than their respective authorized employees, counsel, accountants, stockholders, partners, limited partners and other authorized representatives or from using such information except as an Investor or for the benefit of the Company; provided, however, that the Investor may disclose or deliver any information or other material disclosed to or received by it should the Investor be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order. In the event of any termination of this Agreement prior to the First Closing Date or Second Closing Date, as the case may be, the Investor shall return to the Company all confidential material previously furnished to the Investor or its officers, members, employees, counsel, accountants and other representatives in connection with this transaction. For purposes of this
Section 7.3, "due care" means at least the same level of care that the Investor would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

     7.4. Conduct of Business and Maintenance of Existence

     The Company will continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business. The Company shall require all of its employees or consultants to enter into appropriate confidentiality agreements to protect confidential information relating to the Company and its business, including trade secrets.

     7.5. Compliance with Laws

     The Company and its Subsidiaries will comply in all material respects with all applicable laws, rules, regulations and orders except where the failure to comply would not have a material adverse effect on the business, properties, operations, prospects or financial condition of the Company.

     7.6. Insurance

     The Company will maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size and credit standing engaged in similar business and owning similar properties, provided that such insurance is and remains available to the Company at commercially reasonable rates.

     7.7. Keeping of Books

     The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP.

     7.8. Lost, etc. Certificates Evidencing Shares (or Shares of Common Stock); Exchange

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Shares owned by the Investor, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of shares evidenced by such certificate which remain outstanding. The Investor's agreement of indemnity shall constitute indemnity satisfactory to the Company for purposes of this Section 7.8. Upon surrender of any certificate representing any Shares for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Shares or shares of Common Stock, as the case may be, represented by the certificate so surrendered and registered as such holder may request. The Company will also pay the cost of all deliveries of certificates for such shares to the office of the Investor (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this Section 7.8.

SECTION 8. INTERPRETATION OF THIS AGREEMENT

     8.1. Terms Defined

     As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     Additional First Closing Date: shall have the meaning set forth in Section 1.3(b).

     Additional First Closing Purchase Price: shall have the meaning set forth in Section 1.1(b).

     Additional First Closing Shares: shall have the meaning set forth in
Section 1.1(b).

     Additional Second Closing Purchase Price: shall have the meaning set forth in Section 1.2(b)(ii).

     Additional Second Closing Shares: shall have the meaning set forth in
Section 1.2(b)(i).

     Affiliate: shall mean any Person or entity, directly or indirectly, controlling, controlled by or under common control with such Person or entity.

     Approved Markets: shall mean the Nasdaq Stock Market (including the Nasdaq National Market and Nasdaq SmallCap Market), the New York Stock Exchange or the American Stock Exchange.

     Benefits Arrangement: shall have the meaning set forth in Section 2.16(a).

     Board: shall have the meaning set forth in section 4.4(a).

     Business Day: shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to close.

     Closing: shall have the meaning set forth in Section 1.3(c).

     Code: shall mean the Internal Revenue Code of 1986, as amended.

     Commitments: shall have the meaning set forth in Section 2.13.

     Company Representative: shall have the meaning set forth in Section 4.2(a).

     Company SEC Reports: shall have the meaning set forth in Section 2.7.

     Company Transaction Proposal: shall have the meaning set forth in Section 4.2(a).

     Contract: shall mean any agreement, contract, commitment, understanding, arrangement, restriction or other instrument to which the Company or any of its Subsidiaries is a party, which includes any rights or obligations thereof, or which otherwise relates to or affects any of their respective assets, including, without limitation, any indenture, lease, mortgage, deed of trust, loan, credit or security agreement, note or other evidence of indebtedness, guaranty, stockholders agreement, license, joint venture agreement, distribution agreement, or employment, severance or consulting agreement.

     DGCL: shall mean the Delaware General Corporation Law.

     Exchange Act: shall mean the Securities Exchange Act of 1934, as amended.

     Existing Preemptive Rights: shall mean the respective preemptive rights of Guidant Corporation ("Guidant") and Century Medical, Inc. ("Century"), pursuant to the terms of their respective Convertible Subordinated Note Agreements, dated as of November 17, 1997 and September 23, 1998, respectively, as such preemptive rights apply to the issuance of the Shares.

     FDA: shall have the meaning set forth in Section 2.9(c).

     First Closing: shall have the meaning set forth in Section 1.3(a).

     First Closing Date: shall have the meaning set forth in Section 1.3(a).

     First Closing Purchase Price: shall have the meaning set forth in Section 1.1(b).

     First Closing Shares: shall have the meaning set forth in Section 1.1(b).

     GAAP: shall have the meaning set forth in Section 2.7.

     Hart-Scott Act: shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Initial First Closing Price: shall have the meaning set forth in Section 1.1(a).

     Initial First Closing Shares: shall have the meaning set forth in Section 1.1(a)

     Intellectual Property: shall mean all of the following, owned or used in the current or contemplated business of the Company or any Subsidiary: (i) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith;
(ii) patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) database rights; (vi) Internet Web sites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Company's Web sites;
(vii) rights under all agreements relating to the foregoing; (viii) books and records pertaining to the foregoing; and (ix) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.

     Investment: shall mean the purchase by the Investor of, collectively, the First Closing Shares and the Second Closing Shares, pursuant to the terms of this Agreement.

     Key Agreements and Instruments: shall have the meaning set forth in Section 2.6(a).

     Listed Intellectual Property: shall have the meaning set forth in Section 2.17(b).

     Losses: shall have the meaning set forth in Section 4.6(a).

     Material Adverse Effect: shall have the meaning set forth in Section
2.1(c).

     NASD: shall mean National Association of Securities Dealers, Inc.

     Nasdaq Stock Market: shall have the meaning set forth in Section 2.29.

     Organizational Documents: shall have the meaning set forth in Section
2.1(a).

     Original Second Closing Purchase Price: shall have the meaning set forth in
Section 1.2(a).

     Original Second Closing Shares: shall have the meaning set forth in Section 1.2(a)

     Owns, Own, Owned: shall mean the aggregate beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of the Investor and any of its Affiliates, its current or former members and Affiliates therof.

     Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     Proposed Securities: shall have the meaning set forth in Section 4.5(a)(1).

     Proxy Statement: shall have the meaning set forth in Section 4.7(b).

     Purchase Price: shall have the meaning set forth in Section 1.2(a).

     Registration Statement: shall have the meaning set forth in Section 4.13.

     Rights Agreement: shall mean the Rights Agreement, dated as of June 3, 1999, between the Company and U.S. Stock Transfer Corporation, as Rights Agent, as amended.

     SEC: shall mean the Securities and Exchange Commission.

     Second Closing: shall have the meaning set forth in Section 1.3(c).

     Second Closing Date: shall have the meaning set forth in Section 1.3(c).

     Second Closing Per Share Price: shall have the meaning set forth in Section 1.2(b)(ii).

     Second Closing Purchase Price: shall have the meaning set forth in Section 1.2(a).

     Second Closing Shares: shall have the meaning set forth in Section 1.2(a).

     Securities Act: shall mean the Securities Act of 1933, as amended.

     Shares: shall have the meaning set forth in Section 1.2(a).

     Software: shall have the meaning set forth in Section 2.18(b).

     Subscription Securities: shall have the meaning set forth in Section 4.5(a)(2).

     Subsidiary: shall mean a corporation of which a Person owns, directly or indirectly, more than 50% of the Voting Stock.

     Superior Offer: shall have the meaning set forth in Section 4.12(b).

     Takeover Statute: shall mean any corporate takeover provision under laws of the State of Delaware or any other state or federal "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation.

     Voting Agreement: shall have the meaning set forth in Section 5.7.

     Voting Stock: shall mean securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     Works: shall have the meaning set forth in Section 2.17(f).

     8.2. Accounting Principles

     Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     8.3. Directly or Indirectly

     Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     8.4. Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

     8.5. Paragraph and Section Headings

     The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

SECTION 9. MISCELLANEOUS

     9.1. Notices

     (a) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

          (1) if to the Investor, at the address or facsimile number set forth on Schedule 1.1, or at such other address or facsimile number as the Investor may have furnished the Company in writing, with a copy to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019 (facsimile: (212) 728-8111), Attention: Steven J. Gartner, Esq.; and

          (2)  if to the Company, at: 2 Goodyear, Irvine, CA 92618 (facsimile:
     (949) 837-3700), Attention: John Rush, or at such other address or facsimile number as it may have furnished the Investor in writing, with a copy to Stradling, Yocca, Carlson & Rauth, 600 Newport Center Drive, Suite 1600, Newport Beach, CA 92660 (facsimile: (949) 725-4100), Attention: Bruce Feuchter, Esq. and Mark Skaist, Esq.

     (b) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

     9.2. Expenses and Taxes

     (a) Provided that the First Closing shall have occurred, the Company will, upon the request of the Investor, reimburse the Investor within five Business Days of such request for all of its reasonable out-of-pocket fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of attorneys, accountants and consultants employed in connection with the Investor's consideration, negotiation and consummation of the transactions contemplated hereby, the Investor's due diligence on the Company and any documentation relating to the transactions contemplated hereby.

     (b) The Company will pay, and save and hold the Investor harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery or acquisition of the Shares.

     9.3. Reproduction of Documents

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Investor on the First Closing Date or the Second Closing Date, as the case may be (except for certificates evidencing the Shares themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Investor, may be reproduced by the Investor by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Investor may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     9.4. Termination and Survival

     Unless the Second Closing has occurred prior thereto, the obligations of the parties hereto to consummate the Second Closing shall terminate on October 31, 2001 (unless such date is extended by mutual written consent). Notwithstanding any termination of the parties' obligation to consummate the Second Closing, all other terms of this Agreement shall remain in full force and effect. All warranties, representations, and covenants made by the Investor and the Company herein or in any certificate or other instrument delivered by the Investor or the Company under this Agreement shall be considered to have been relied upon by the Company or the Investor, as the case may be, and shall survive all deliveries to the Investor of the Shares, or payment to the Company for such Shares, regardless of any investigation made by the Company or the Investor, as the case may be, or on the Company's or the Investor's behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder.

     9.5. Successors and Assigns

     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. The Company may not assign its rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign its rights and obligations hereunder to any of its members or Affiliates or to any Affiliates of its members.

     9.6. Entire Agreement; Amendment and Waiver

     This Agreement and the agreements attached as Exhibits hereto constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Investor.

     9.7. Severability

     In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

     9.8. Limitation on Enforcement of Remedies

     The Company hereby agrees that it will not assert against the limited partners of any members of the Investor any claim it may have under this Agreement by reason of any failure or alleged failure by the Investor to meet its obligations hereunder.

     9.9. Counterparts

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                                                        Very truly yours,

                                                        MICRO THERAPEUTICS, INC.



                                                        By: /s/ John B. Rush
                                                            --------------------
                                                        Name:  John B. Rush
                                                        Title: President and
                                                               Chief Executive
                                                               Officer

ACCEPTED AND AGREED:

MICRO INVESTMENT, LLC

By: Warburg, Pincus Equity
    Partners, L.P., Managing Member

    By: Warburg, Pincus & Co.,
        General Partner


        By: /s/ Elizabeth H. Weatherman
            ---------------------------
        Name:  Elizabeth H. Weatherman
        Title: Partner



ACCEPTED AND AGREED
only as to the provisions
of Section 1.4 hereof:

WARBURG, PINCUS EQUITY PARTNERS, L.P.

    By: Warburg, Pincus & Co.,
        General Partner


        By: /s/ Elizabeth H. Weatherman
            ---------------------------
        Name:  Elizabeth H. Weatherman
        Title: Partner

                                 SCHEDULE 1.1(a)

                              INITIAL FIRST CLOSING


       INVESTOR NAME AND ADDRESS             NUMBER OF SHARES    PURCHASE PRICE
       -------------------------             ----------------    --------------

Micro Investment, LLC                           1,828,679        $6,857,546.25
c/o Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, NY 10017
Facsimile: (212) 716-5068
Attention: Elizabeth H. Weatherman

                                 SCHEDULE 1.1(b)

                            ADDITIONAL FIRST CLOSING

       INVESTOR NAME AND ADDRESS             NUMBER OF SHARES    PURCHASE PRICE
       -------------------------             ----------------    --------------

Micro Investment, LLC                             157,936           $592,260
c/o Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, NY 10017
Facsimile: (212) 716-5068
Attention:  Elizabeth H. Weatherman

                                  SCHEDULE 1.2

                                 SECOND CLOSING


                                            NUMBER OF ORIGINAL SECOND     ORIGINAL SECOND CLOSING
      INVESTOR NAME AND ADDRESS                   CLOSING SHARES               PURCHASE PRICE
      -------------------------             -------------------------     -----------------------

Micro Investment, LLC                                8,091,699                  $48,550,194
c/o Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, NY 10017
Facsimile: (212) 716-5068
Attention:  Elizabeth H. Weatherman

                                  SCHEDULE 5.7

                                VOTING AGREEMENT

(1)  George Wallace

(2)  John Rush

(3)  Dick Allen

(4)  Kim Blickenstaff

(5)  W. James Fitzsimmons

(6)  Samuel Navarro

(7)  Harold Hurwitz

(8)  William McLain

(9)  Earl Slee

(10) Kevin Daly


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

                                                                       EXHIBIT C
                                                  REGISTRATION RIGHTS PROVISIONS


     1.   Registration Procedures and Expenses.

     (a)  The Company shall:

               (i) subject to receipt of necessary information from the Investor, prepare and file with the SEC, as soon as practicable after the Second Closing Date or, if the Second Closing Date shall not occur, as soon as practicable after the provisions of the Agreement relating to the Second Closing have been terminated pursuant to Section 4.12 or 9.4 thereof, a registration statement on Form S-3 (the "Registration Statement") to enable the resale of the Shares by the Investor from time to time through the automated quotation system of the Nasdaq Stock Market or in privately-negotiated transactions;

               (ii) (A) use its reasonable best efforts, subject to receipt of necessary information from the Investor, to cause the Registration Statement to become effective no event later than sixty (60) days after the Registration Statement is filed by the Company, and (B) within five (5) days after the receipt of a no review letter from the SEC, take all appropriate measures necessary to cause the Registration Statement to become effective;

               (iii) use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus which forms a part thereof (the "Prospectus") as may be necessary to keep the Registration Statement current and effective for a period not exceeding, with respect to the Investor's Shares, the earlier of (i) the date on which, in the opinion of counsel to the Company, the Investor may sell all Shares then held by the Investor in any 90-day period pursuant to Rule 144 under the Securities Act (without restriction by the volume limitations of Rule 144(e)) or (ii) such time as all Shares purchased by the Investor have been sold pursuant to a registration statement under the Securities Act or pursuant to Rule 144;

               (iv) furnish to the Investor with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses (including supplemental prospectuses) and preliminary versions of the Prospectus filed with the Securities Exchange Commission ("Preliminary Prospectuses") in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Investor, provided, however, that unless waived by the Company in writing, the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

               (v) file documents required of the Company for normal blue sky clearance in states reasonably specified in writing by the Investor prior to the effectiveness of the

Registration Statement, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

               (vi) bear all expenses (other than underwriting discounts and commissions, if any) in connection with the procedures in paragraph (i) through
(v) of this Section 1 and the registration of the Shares pursuant to the Registration Statement, including without limitation (a) registration and filing fees with the SEC, (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of Company counsel in connection with blue sky qualifications of the Shares), (c) printing expenses,
(d) fees and expenses incurred in connection with the listing of the Shares, (e) fees and expenses of counsel and independent certified public accountants for the Company (including the expenses of any comfort letters), (f) the fees and expenses of any additional experts retained by the Company in connection with such registration, (g) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc., including fees and expenses of any "qualified independent underwriter,"
(h) internal Company expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and (i) all reasonable fees and disbursements of one counsel for the Investor in connection with such registration; and

               (vii) advise the Investor, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

     (b) With a view to making available to the Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as, in the opinion of counsel to the Company, all of the Investor's Shares may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Investor's Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to each Investor upon request, as long as the Investor owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company's most recent Annual Report on Form 10-KSB or Quarterly Report on Form 10-QSB, and (C) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of any such Shares without registration.

     (c) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 that the Investor shall furnish to the Company such information regarding itself, the Shares to be sold by the Investor, and the intended method of disposition of such securities as shall be required to effect the registration of the Shares.

     (d) Notwithstanding anything to the contrary herein, the Registration Statement shall cover only the Shares. In no event at any time before the Registration Statement becomes effective with respect to the Shares shall the Company publicly announce or file any other registration statement, other than a registration statement on Form S-8 relating solely to employee benefit plans, without the prior written consent of the Investor.

     (e) The Company understands that the Investor disclaims being an underwriter, but the Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

     2.   Transfer of Shares After Registration; Suspension.

     (a) The Investor agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act other than transactions exempt from the registration requirements of the Securities Act, except as contemplated in the Registration Statement referred to in Section 1 and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

     (b) Except in the event that paragraph (c) below applies, the Company shall: (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 2(b)(i); and (iii) upon request, inform the Investor that the Company has complied with its obligations in Section 2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 2(b)(i) hereof when the amendment has become effective).

     (c) Subject to paragraph (d) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information;
(ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") until the Investor's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 30 days after delivery of a Suspension Notice to the Investor. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 2(c).

     (d) Notwithstanding the foregoing paragraphs of this Section 2, the Company shall not suspend the Registration Statement which causes the Investor to be prohibited from selling Shares under the Registration Statement as a result of such Suspension on more than two occasions of not more than 30 days each in any twelve month period, and any such Suspension must be separated by a period of at least thirty (30) days from a prior Suspension.

     (e) Provided that a Suspension is not then in effect the Investor may sell Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares. Upon receipt of a request therefor, the Company will provide the requested number of current Prospectuses to the Investor and to any other parties requiring such Prospectuses.

     3.   Indemnification.

     For purposes of this Section 3:

     the term "Selling Stockholders" means the Investor, its respective officers and members, and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

     the term "Registration Statement" means the Registration Statement, any Preliminary Prospectus, the final Prospectus, any exhibit, supplement or amendment thereto or included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in Section 1; and
     the term "untrue statement" means any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (a) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, (ii) any inaccuracy in the representations and warranties of the Company contained in the Agreement or the failure of the Company to perform its obligations thereunder or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Stockholder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder and stated to be specifically for use in preparation of the Registration Statement.

     (b) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor and stated to be specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The obligation of the Investor to indemnify shall be limited to the net amount of the proceeds received by the Investor from the sale of the Shares pursuant to the Registration Statement.

     (c) Each party entitled to indemnification under this Section 3 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded, after consultation with counsel, that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the reasonable fees and expenses of counsel for the Indemnified Party shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3, except to the extent that the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

     (d) If the indemnification provided for in this Section 3 is insufficient to or is held by a court of competent jurisdiction to be unavailable to hold harmless an Indemnified Party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Investor shall not be required to contribute any amount in excess of the amount by which the gross amount received by the Investor from the sale of the Shares to which such loss relates exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor's obligations in this subsection to contribute are several in proportion to their sales of Shares to which such loss relates and not joint.

     (e) The indemnity and contribution agreements contained in this Section 3 shall remain operative and in full force and effect regardless of (a) termination of any provision of the Agreement or any underwriting agreement, (b) any investigation made by or on behalf of any Indemnified Person or by or on behalf of the Company and (c) the consummation of the sale or successive resales of the Shares.

     4.   Liquidated Damages Under Certain Circumstances.

     (a) If (i) the Registration Statement has not been declared effective by the SEC by December 31, 2001, or (ii) the Registration Statement is filed and declared effective but shall thereafter be subject to a Suspension which shall be in effect for more than 60 days (consecutive or non-consecutive) in the aggregate in any 12-month period, except in cases where (x) such Suspension results from any untrue statement made in the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for use in preparation of the Registration Statement or (y) in the opinion of counsel to the Company, during the entire duration of the Suspension, the Investor may sell all Shares then held by the Investor in any 90-day period pursuant to Rule 144 under the Securities Act (without restriction by the volume limitation of Rule 144(e)) (each such event referred to in clauses (i) and (ii), a "Registration Default"), the Company will pay liquidated damages to the Investor in the amount of 2% of the Purchase Price paid by the Investor to the Company for the Shares for every 30-day period the Registration Default continues. Such liquidated damages will be payable to the Investor on demand by wire transfer of immediately available funds or by federal funds check by the Company.

     (b) Nothing herein limits the Investor's right to pursue actual damages for the Company's failure to ensure sales can be made under the Registration Statement or the Company's failure to ensure the Common Stock is listed or included for quotation, as the case may be, on an Approved Market.

     5. Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Investor, the Company will furnish to the Investor:

     (a) as soon as it is delivered to the Company's other stockholders, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-KSB (the foregoing, in each case, excluding exhibits);

     (b) upon the reasonable request of the Investor, all exhibits excluded by the parenthetical to subparagraph (a)(ii) of this Section 6 as filed with the SEC and all other information that is made available to stockholders; and

     (c) upon the reasonable request of the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of the Investor, will meet with the Investor or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with the Investor conducting an investigation for the purpose of reducing or eliminating the Investor's exposure to liability under the Securities Act, including the reasonable production of information at the

Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with the Investor until and unless the Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

     6. Public Statements. The Company will not issue any public statement, press release or any other public disclosure listing Investor as one of the purchasers of the Shares without Investor's prior written consent, except as may be required by applicable law or rules of any exchange on which the Company's securities are listed.